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                                                                    EXHIBIT 99.3

                       EXCHANGE OFFER FOR ALL OUTSTANDING

                          7.96% SENIOR NOTES DUE 2005

                                      AND

                          8.11% SENIOR NOTES DUE 2009

                                       OF

                                LEAR CORPORATION

              PURSUANT TO THE PROSPECTUS DATED             , 1999

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated             , 1999
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Lear Corporation (the "Company") to exchange up to $600,000,000 aggregate principal amount of its 7.96% Series B Senior Notes due 2005 (the "7.96% Exchange Notes") which have been registered under the Securities Act for a like aggregate principal amount of its original unregistered 7.96% Senior Notes due 2005 (the "7.96% Original Notes") and up to $800,000,000 aggregate principal amount of its 8.11% Series B Senior Notes due 2009 (the "8.11% Exchange Notes," and together with the 7.96% Exchange Notes, the "Exchange Securities") which have been registered under the Securities Act for a like aggregate principal amount of its original unregistered 8.11% Senior Notes due 2009 (the "8.11% Original Notes," and together with the 7.96% Original Notes, the "Original Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 18, 1999, by and among the Company, Lear Operations Corporation, Lear Corporation Automotive Holdings and the initial purchasers of the Original Securities from the Company.

     We are (or our nominee is) the holder of record of Original Securities held by us for your account. A tender of such Original Securities can be made only by the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Original Securities held by us for your account.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender Original Securities on your behalf (should you so desire) in accordance with the provisions of the Exchange Offer.

     Your attention is directed to the following:

     1. The Company is offering to exchange the 7.96% Exchange Notes for any and all of the 7.96% Original Notes and to exchange the 8.11% Exchange Notes for any and all of the 8.11% Original Notes.

     2. The terms of the Exchange Securities are identical in all respects to the terms of the Original Securities, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the Original Securities are not applicable to the Exchange Securities.

     3. Subject to the satisfaction or waiver of certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer," the Company will exchange the applicable Exchange Securities for all Original Securities that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer.
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     4. The Exchange Offer will expire at 5:00 p.m., New York City time, on
            , 1999, unless extended by the Company.

     5. You may withdraw tenders of Original Securities at any time prior to the expiration of the Exchange Offer.

     6. The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See "United States Federal Income Tax Considerations" in the enclosed Prospectus.

     If you wish to have us tender your Original Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORIGINAL SECURITIES HELD BY US FOR YOUR ACCOUNT.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Lear Corporation with respect to the Original Securities. Terms used herein with initial capital letters have the respective meanings ascribed to them in your letter.

     This will instruct you to tender the Original Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

[ ] Please tender the amount of Original Securities indicated below (or if no amount is indicated below, all Original Securities) held by you for my account.

    $             Aggregate Principal Amount of 7.96% Original Notes
     ------------

    $             Aggregate Principal Amount of 8.11% Original Notes
     ------------

[ ] Please do not tender any Original Securities held by you for my account.

Dated:              1999
      ------------,                         ------------------------------------
                                                        Signature(s)

                                            ------------------------------------
                                                    Print Name(s) here:

                                            ------------------------------------

                                            ------------------------------------
                                                     Print Address(es):

                                            ------------------------------------
                                             Area Code and Telephone Number(s):

                                            ------------------------------------
                                                   Tax Identification or
                                                 Social Security Number(s):

     None of the Original Securities held by us for your account will be tendered unless we receive written instructions from you to do so. If you authorize the tender of Original Securities held by us for your account, all such Original Securities will be tendered unless a specific contrary instruction is given in the space provided.

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